Exhibit 99.1

UpHealth Announces Strategic Sale of Innovations Group Incorporated to Belmar

Pharma Solutions for Approximately $56 Million in Gross Proceeds

~ Represents a Substantial Milestone in UpHealth’s Focus on Further Integration of its Telehealth, Integrated Care and Behavioral Health Businesses ~

~ Reflects Execution of UpHealth’s New Strategic Vision of Large Data Driven Digitally Integrated Healthcare Services ~

~ Delivers Significant Liquidity to UpHealth’s Balance Sheet ~

DELRAY BEACH, Fla., February 27, 2023 — UpHealth, Inc. (“UpHealth” or the “Company”) (NYSE: UPH), a global digital health company delivering technology platforms, infrastructure, and services to modernize care delivery and health management, today announced that it has reached a definitive agreement to divest Innovations Group Inc., (“IGI”), including its compounding pharmacy subsidiary, MedQuest Pharmacy, Inc., to Belmar Pharma Solutions for approximately $56 million in gross proceeds.

Chief Executive Officer Sam Meckey commented, “Today’s announcement is the result of a commitment to our focus on building a modern integrated platform based on our Telehealth, Integrated Care, and Behavioral Health businesses. This comes on the heels of a complete rationalization and transformation of our business. Our goal is to establish a solid foundation as a technology and technology-enabled services business that can sustainably scale. The divestiture of the well-performing IGI represents a major step forward in sharpening our focus, and a significant milestone as we concentrate on the segments with the greatest opportunity for growth.”

Meckey concluded, “We will use a substantial portion of the proceeds from this sale to invest in our core offerings to drive growth, but will also offer, in accordance with our indenture, to use a portion of the proceeds to pay down some portion of our secured debt. 2023 is a recalibration year for UpHealth and execution of our strategic vision is our top priority. This will allow us to focus on building a fully integrated platform to drive growth. The divestiture to Belmar enables IGI to pursue its respective growth strategies, unlocking the true value of the asset while reinforcing disciplined capital allocation in support of UpHealth’s strategic growth objectives, providing liquidity at a pivotal moment in our company’s evolution.”

The transaction is expected to close in May and is subject to customary closing conditions. Bourne Partners acted as exclusive financial advisor to UpHealth on the transaction.

About UpHealth

UpHealth is a global digital health company that delivers digital-first technology, infrastructure, and services to dramatically improve how healthcare is delivered and managed. The UpHealth platform creates digitally enabled “care communities” that improve access and achieve better patient outcomes at lower cost, through digital health solutions and interoperability tools that serve patients wherever they are, in their native language. UpHealth’s clients include global governments, health plans, healthcare providers and community-based organizations. For more information, please visit https://uphealthinc.com and follow us at UpHealth Inc on LinkedIn.

About Belmar

Belmar began as a local compounding pharmacy in Denver, Colorado in 1985, and has since grown into a single source solution for prescribers, patients, and healthcare facilities all over the country. Belmar offers compounded medication, education, and consultation for hormonal, anti-aging, and integrative therapies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the closing, including its timing, of the transaction, the use of proceeds of the transaction, and UpHealth’s expectations, hopes, beliefs, intentions, plans, prospects, or strategies regarding its future business plans. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the closing conditions for the transaction not being satisfied, the ability of the parties to close the transaction on the expected closing date or at all, the ability of UpHealth to service or otherwise pay its debt obligations, the mix of services utilized by UpHealth’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of UpHealth to expand what it does for existing customers as well as to add new customers, that UpHealth will have sufficient capital to operate as anticipated and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as government responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on UpHealth’s operations, the demand for UpHealth’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

UpHealth Investor Relations Contact

Shannon Devine (MZ North America)

Managing Director

203-741-8811

UPH@mzgroup.us